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                                  EXHIBIT 5






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

I give this opinion as General Counsel of Monsanto Company, a Delaware Corporation having its general offices at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 (the "Company"). The office of the General Counsel ("General Counsel") is familiar with the Registration Statement on Form S-8 being filed by the Company under the Securities Act of 1933, as amended, covering 20,850,600 shares of Monsanto Company Common Stock, $2 par value, ("Common Stock") authorized for delivery to employees upon the exercise of options or the award of bonuses under the Monsanto Management Incentive Plan of 1996 (the "Plan"). The Plan's authorizing delivery of 19,000,000 shares (20,850,600 shares after adjustment for the spin-off of the Company's chemical business) was approved by the Company's Board of Directors on April 25, 1997 and by the Company's stockholders at a Special Meeting of Stockholders held on August 18, 1997.

The General Counsel is also familiar with the Company's Restated Certificate of Incorporation and its By-Laws, and with all corporate and other proceedings taken by the Board of Directors relative to the authorization of the Plan, including the proposed issuance of up to 20,850,600 shares of Common Stock upon the exercise of options or the award of bonuses thereunder.

It is the opinion of the General Counsel that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware; that the Plan, including the authority to issue up to 20,850,600 shares of Common Stock thereunder, has been duly authorized by appropriate corporate action of the Company; and that the aforesaid 20,850,600 shares of Common Stock, when issued and delivered pursuant to the provisions of the Plan, will be legally issued, fully paid and non-assessable.

The General Counsel hereby consents to the filing of this opinion as an exhibit to said Registration Statement and to its use in connection therewith. The General Counsel further consents to the reference to Company counsel in the "Commitments and Contingencies" note to the financial statements

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Securities and Exchange Commission
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incorporated by reference in the Company's Annual Report on Form 10-K for the
year ended December 31, 1996 and incorporated by reference in said Registration Statement. The consent to the reference to Company counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act of 1933.

                                          Very truly yours,



                                          R. William Ide, III
                                          Senior Vice President,
                                          General Counsel
                                          and Secretary
                                          Monsanto Company